As filed with the Securities and Exchange Commission on May 13, 2004

Registration No. 333-106821

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Encore Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-0572565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9800 Metric Blvd. Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

ENCORE MEDICAL CORPORATION 1997 DISTRIBUTOR
ADVISORY PANEL STOCK OPTION PLAN
(Full title of the Plan)

Harry L. Zimmerman

Executive Vice President – General Counsel

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

(512) 832-9500

(Name, Address, including zip code and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share¹	Proposed Maximum Aggregate Offering Price ¹	Amount of Registration Fee¹

Common Stock $0.001 par value per share	1,000,000 Shares	$8.08	$8,080,000	$1,023.74

(1)	Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the exercise price of outstanding options to purchase shares of Common Stock as scheduled below, and $8.08 with respect to the balance of the shares being registered, using the average of the high and low prices reported on the Nasdaq National Market on May 4, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

Encore Medical Corporation, a Delaware corporation (the "Registrant") previously registered 200,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), issuable under the Encore Medical Corporation 1997 Distributor Advisory Panel Stock Option Plan (the "1997 Plan"), pursuant to a registration statement on Form S-8 (Registration No. 333-106776) filed on July 3, 2003 (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8 ("General Instruction E"), the contents of the Prior Registration Statement are incorporated by reference herein, including the information incorporated by reference therein, and the information required by Part II is omitted, except for Items 3 and 8, which have been updated. On December 4, 2003, our stockholders authorized the issuance of an additional 1,000,000 shares of our Common Stock under the 1997 Plan. We are registering the additional 1,000,000 shares of our Common Stock issuable under the 1997 Plan pursuant to this registration statement (the “Registration Statement”). As a result, the total number of shares of common stock registered under the 1997 Plan is 1,200,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

Encore Medical Corporation, a Delaware corporation (the “Registrant”) incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(i)	The Registrant’s Annual Report on Form 10-K (File No. 000-26538) for the fiscal year ended December 31, 2003.

(ii)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2003, including the Registrant’s Current Report on Form 8-K (File No. 000-26538) filed with the Commission on March 1, 2004.

(iii)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-106821), filed with the Commission on July 3, 2003.

All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 8.     EXHIBITS.

The following list is a list of all exhibits filed as part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of Healthcare Acquisition Corp. (presently, Encore Medical Corporation, referred to herein as “HCAC”) (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-22053), filed with the Commission on February 19, 1997 (the “Registrant’s Form S-4”)).

4.2	Amendment to Certificate of Incorporation of HCAC (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on the Registrant’s Form S-4).

4.3	Certificate of Amendment to the Certificate of Incorporation of Encore Medical Corporation dated March 19, 2002 (incorporated herein by reference to Exhibit 3.5 of the Registrant’s Form 10-K (File No. 000-26538), filed with the Commission on March 29, 2002.

4.4	Bylaws of HCAC (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Form S-4).

4.5	Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form S-4).

5.1	Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURE PAGE

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, Encore Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 13, 2004.

ENCORE MEDICAL CORPORATION

By:	/s/ Kenneth W. Davidson

Kenneth W. Davidson Chairman of the Board, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Kenneth W. Davidson or Harry L. Zimmerman to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2004.

Signatures	Title

/s/ Kenneth W. Davidson Kenneth W. Davidson	Chairman of the Board, Chief Executive Officer, Director

/s/ August B. Faske August B. Faske	Executive Vice President - Chief Financial Officer (Principal Accounting and Financial Officer)

John H. Abeles, M.D.	Director

/s/ Alastair J. T. Clemow Alastair J. T. Clemow	Director

/s/ Jay M. Haft Jay M. Haft	Director

/s/ Joel S. Kanter Joel S. Kanter	Director

/s/ Richard O. Martin Richard O. Martin, Ph.D.	Director

/s/ Karen R. Osar Karen R. Osar	Director

/s/ Zubeen Shroff Zubeen Shroff	Director

/s/ Bruce F. Wesson Bruce F. Wesson	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of Healthcare Acquisition Corp. (presently, Encore Medical Corporation, referred to herein as “HCAC”) (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-22053), filed with the Commission on February 19, 1997 (the “Registrant’s Form S-4”)).

4.2	Amendment to Certificate of Incorporation of HCAC (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on the Registrant’s Form S-4).

4.3	Certificate of Amendment to the Certificate of Incorporation of Encore Medical Corporation dated March 19, 2002 (incorporated herein by reference to Exhibit 3.5 of the Registrant’s Form 10-K (File No. 000-26538), filed with the Commission on March 29, 2002.

4.4	Bylaws of HCAC (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Form S-4).

4.5	Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form S-4).

5.1	Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

EXHIBIT 5.1

WINSTEAD SECHREST & MINICK P.C.

100 Congress Avenue Suite 800

Austin, Texas 78701

512/370-2800 PH

512/370-2850 FAX

May 13, 2004

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

Re:	Encore Medical Corporation 1997 Distributor Advisory Panel Stock Option Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Encore Medical Corporation 1997 Distributor Advisory Panel Stock Option Plan (the "Plan"), which Registration Statement covers the offer and sale of up to one million (1,000,000) shares of Common Stock, par value $0.001 per share (the "Shares") of Encore Medical Corporation to be issued pursuant to stock options granted under the Plan. We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

Based on the foregoing, we are of the opinion that the Shares, when issued for legally sufficient consideration under the Delaware General Corporation Law and in accordance with the terms of the respective Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Winstead Sechrest & Minick, P.C.

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Stockholders
Encore Medical Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Encore Medical Corporation of our report dated February 20, 2004 with respect to the consolidated balance sheets of Encore Medical Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Encore Medical Corporation.

As discussed in note 7 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002.

/s/ KPMG LLP

Austin, Texas

May 13, 2004